EXHIBIT 23.01

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-84726 and 33-84728 of Paul-Son Gaming Corporation on Forms S-8 of our report dated August 2, 1996, appearing in this Form 10-K/A of Paul-Son Gaming Corporation for the year ended May 31, 1996.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
September 13, 1996

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